                              SEPARATION AGREEMENT


THIS SEPARATION AGREEMENT (the Agreement) is made and entered into as of June 30, 1997, by and between KENETECH CORPORATION (the Company), a Delaware corporation, and JAMES J. EISEN (the Employee), who has been employed by the Company.

                                    RECITALS

The Company and the Employee are parties to an Employment Agreement dated April 12, 1996 (the Employment Agreement). The Company is terminating the Employee's employment on or about June 30, 1997. The Employee will continue to act as the Company's Vice President and General Counsel.

NOW, THEREFORE, in consideration of the premises and the mutual promises contained herein, and for other good and valuable consideration, the Company and the Employee agree as follows:

1. Separation Date. The Company and the Employee agree that the Employee's employment by the Company shall terminate effective June 30, 1997 (the Separation Date).

2. Terms of Separation. In consideration of the agreements by the Employee provided herein, the Company agrees as follows:

     (a) In full satisfaction of any claims by the Employee in connection with his employment by the Company or the termination of his employment by the Company, including any claims for compensation (but subject to Section 6(d) and (e) below), severance payments or benefits, and the like, the Company shall pay to the Employee a lump sum amount equal to $165,750, less all applicable deductions, within five (5) business days following the Separation Date.

     (b) The Employee shall cease participation in all employee benefit plans of the Company effective as of the Separation Date, and the Company shall not be liable for any payments to or on behalf of the Employee in respect of any fringe benefits incurred after the Separation Date. The foregoing shall not be in lieu of any continued health care coverage to which the Employee or his dependents would otherwise, at the Employee's expense, be entitled in accordance with the requirements of Code Section 4980B by reason of termination of his employment.

     (c) The Company will deduct and withhold, from the compensation payable to the Employee under this Agreement, any and all Federal, State and local income and employment withholding taxes and any other amounts required to be deducted or withheld by the Company under the applicable statute or regulation.

3. Indemnification and Insurance. To the extent permitted by applicable law, the Company agrees that all rights to indemnification from the Company existing under the law and under the Company's certificate of incorporation and by-laws as of the Separation Date, in favor of the Employee as an officer, employee, or agent of the Company shall survive this Agreement and shall continue in full force and effect with respect to any liability for any acts or omissions by the Employee prior to or after the Separation Date. The Company further agrees that, for so long as it maintains directors' and officers' liability insurance that covers any active or former officers or employees of KENETECH Corporation, it shall include the Employee among the insured officers or employees.

4.   Confidentiality    Agreement.    The   Employee   acknowledges   that   any
     confidentiality, proprietary or ownership rights or nondisclosure agreement(s) in favor of the Company which he may have entered into in connection with his employment (the Confidentiality Agreement(s)) by the Company, are understood to survive, and do survive, the termination of his employment and this Agreement for a period of six (6) months, and accordingly nothing in this Agreement shall be construed as terminating, limiting or otherwise affecting any such Confidentiality Agreement(s) or the Employee's obligations thereunder for such period.

5. Notices. Any notice given to either party to this Agreement shall be in writing and shall be deemed to have been given when delivered personally or sent by certified mail, postage prepaid, return receipt requested, duly addressed to the party concerned at the address indicated below or to such changed address as such party may subsequently give such notice of.

          If to the Company:                     KENETECH Corporation
                                                 500 Sansome Street, Suite 300
                                                 San Francisco, CA  94111
                                                 Attn:  Chief Executive Officer

          If to the Employee:                    James J. Eisen
                                                 6001 Harbord Drive
                                                 Oakland, CA  94611

6.   General Provisions.

     (a) The effect, intent and construction of this Agreement shall be governed by the laws of the State of California, without giving effect to the conflict of laws rules thereof.

     (b) The Company and the Employee mutually agree that neither may assign this Agreement, or any rights or obligations under this Agreement, to any person or entity without the express prior written approval of the other.

     (c) Except as set forth in subparagraphs (d) and (e) below, this Agreement sets forth the entire agreement between the Company and the Employee and supersedes any and all prior agreements or understandings between the Company and the Employee pertaining to the subject matter hereof, including the Employment Agreement and any other agreements relating to the Employee's employment by the Company. Except as specifically set forth in Paragraph 4 hereof, the Employment Agreement shall be null and void as of the Separation Date. This Agreement shall inure to the benefit of and be binding upon the successors in interest and assigns of each party except as otherwise provided herein.

     (d)  With  respect to the Asset Sale  Compensation  Agreement  between  the
          Employee  and  KENETECH  Windpower,   Inc.  (KWI),   now  debtor  in
          possession, dated as of May 17, 1996, as amended by Addendum dated August 26, 1996 and as it may be further amended from time to time, the parties hereto agree that nothing herein shall be deemed to alter or amend such agreement insofar as KWI's obligations to the Employee are concerned.

     (e) Nothing herein shall amend or alter the Incentive Stock Option Agreements between the Employee and KENETECH Corporation entered into in 1986 and 1989 or the Grant of Stock Option between the Employee and KENETECH Corporation dated as of April 12, 1996, or any grant of stock options or issuance of stock thereunder, or rights related thereto.

     (f) This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original.

IN WITNESS WHEREOF, the Company and the Employee have duly executed this Agreement as of the date first set forth above.


KENETECH CORPORATION


By_________________________            ___________________________
Name: Mark D. Lerdal                   JAMES J. EISEN
Title:    Chief Executive Officer